Exhibit 99.1

Workers at Tasty Baking Company’s Philadelphia Bakery Vote for Union Representation

Focus on Optimization at New Navy Yard Bakery Continues

PHILADELPHIA--(BUSINESS WIRE)--August 13, 2010--Tasty Baking Company (NasdaqGM: TSTY) today announced that 240 hourly production, sanitation and distribution workers in the company’s Philadelphia Navy Yard facility voted on August 11, 2010 to be represented by the Bakery, Confectionery, Tobacco Workers and Grain Millers' International Union. The company has approximately 340 total hourly and salaried workers at its Philadelphia baking and distribution facility. The results of the election have not yet been certified by the National Labor Relations Board. Before this vote, the company already had approximately 40 of its employees represented by the International Brotherhood of Electrical Workers, which began their representation in 2005.

With regards to the optimization efforts at the new bakery, the company remains intently focused on improving overall performance at the facility. Management continues to work closely with equipment vendors, outside consultants and a specially mobilized internal team to address challenges that impacted equipment efficiency and performance in the first and second quarters of 2010. Management continues to anticipate that during the fourth quarter of 2010, the company will achieve the efficiencies necessary to generate the annualized, pre-tax savings of $13-15 million dollars, net of facility leases, but before debt service.

“We respect the decision of our employees and, as we already have a portion of our labor force represented by a union, we have experience with the collective bargaining process,” said Charles Pizzi, Chief Executive Officer, Tasty Baking Company. Mr. Pizzi continued, “This vote by employees in the Philadelphia facility does not change or disrupt our primary priority, which is to optimize the bakery, achieve our stated annual savings goals, and grow our business.”

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (Nasdaq: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the Company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. These forward-looking statements may be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "would," "is likely to," or "is expected to" and other similar terms. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the costs to complete a new facility and relocate thereto, the risks of business interruption and an adverse impact on financial results while optimizing production at the new facility, the risks of work stoppages associated with the collective bargaining process, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual report to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the estimated operating cash savings from the company’s transition to the new manufacturing facility will be realized. The company assumes no obligation to update publicly or revise any forward-looking statements.

CONTACT:
Tasty Baking Company
Jon Silvon, 215-221-8728
jon.silvon@tastykake.com
or
Vault Communications, Inc.
Kate Shields, 610-716-4714
kshields@vaultcommunications.com